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                                                                     EXHIBIT 5.1


                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                ATTORNEYS AT LAW
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS

AUSTIN                  1900 PENNZOIL PLACE-SOUTH TOWER
BRUSSELS                      711 LOUISIANA STREET
DALLAS                        HOUSTON, TEXAS 77002
LONDON                           (713) 220-5800
LOS ANGELES                    FAX (713) 236-0822
MOSCOW
NEW YORK
PHILADELPHIA
SAN ANTONIO
WASHINGTON                        June 10, 1998



Raintree Resorts International, Inc.
10000 Memorial Drive, Suite 480
Houston, Texas  77024

Dear Sirs:

         We have acted as counsel for Raintree Resorts International, Inc., formerly Club Regina Resorts, Inc., a Nevada corporation (the "Company"), in connection with the proposed offer by the Company to exchange (the "Exchange Offer") for all outstanding 13% Redeemable Senior Notes Due 2004, Series A ($100 million principal amount outstanding) (the "Outstanding Notes") of the Company and CR Resorts Capital, S. de R.L. de C.V. (together with the Company, the "Issuers") and 13% Redeemable Senior Notes Due 2004, Series B ($100 million principal amount) (the "Registered Notes"). The Outstanding Notes have been, and the Registered Notes will be, issued pursuant to an Indenture, dated as of December 5, 1997 (the "Indenture"), among the Issuers and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").

         In connection with such matters we have examined the Indenture, the registration statement on Form S-4 (No. 333-49065) the Issuers filed with the Securities and Exchange Commission (the "SEC") on April 22, 1998, for the registration of the Registered Notes (the registration statement, as amended at the time it becomes effective, being referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and such corporate records of the Issuers, certificates of public officials and such other documents as we have deemed necessary or appropriate for the purpose of this opinion. Undefined capitalized terms are defined in the Registration Statement.

         Based upon the foregoing, subject to the qualifications hereinafter set forth, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Registered Notes proposed to be issued pursuant to the Exchange Offer have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Securities Act, and to compliance with any applicable state securities laws, when issued, delivered and legally binding obligations of the Issuers enforceable against the Issuers in accordance with its terms.

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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
June 10, 1998
Page 2

         The opinions expressed herein are subject to the following: the enforceability of the Registered Notes may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereinafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

         The opinions expressed herein are limited exclusively to the laws of the State of New York and the Nevada General Corporation Law. With respect to all matters of Mexican law, we have relied, with your permission, on the opinion of Santamarina y Steta, S.C.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Akin, Gump, Strauss, Hauer & Feld, L.L.P. under "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the SEC thereunder.

                                Very truly yours,

                                AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.